SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT:
November 17, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN     OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 17, 2014, Independent Bank Corp. (the “Company”) issued $35 million in aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes Due 2024 (the “Notes”) in a private placement transaction to certain institutional accredited investors (the “Private Placement”).

The Company issued the Notes pursuant to a Note Subscription Agreement dated November 13, 2014 among the Company and the purchasers party thereto and an Issuing and Paying Agency Agreement dated November 17, 2014 (the “IPAA”) between the Company and U.S. Bank National Association, as the issuing and paying agent. The Company expects the Notes to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations. The Company plans to use the net proceeds from the Private Placement for general corporate purposes, which may include supporting the continued growth of its business, acquisitions, and the redemption or repayment of other debt.

Unless previously redeemed, the Notes will mature on November 15, 2024. The Notes bear interest at a rate of 4.75% per annum, from and including November 17, 2014 to but excluding November 15, 2019 or any early redemption date, as applicable, payable semi-annually in arrears. From and including November 15, 2019 to the maturity date or any early redemption date, the interest rate on the Notes shall be reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 298 basis points, payable quarterly in arrears. Interest on the notes will be payable on May 15 and November 15 of each year through November 15, 2019 or early redemption date, and thereafter on February 15, May 15, August 15, and November 15 of each year through the maturity date or early redemption date. The first interest payment will be made on May 15, 2015. As more completely discussed in the IPAA, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of payment to all of the Company’s existing and future senior indebtedness, and is effectively junior in right of payment to all of the existing and future indebtedness, deposits, and other liabilities of the Company’s wholly-owned commercial bank subsidiary, Rockland Trust Company, and any other existing or future subsidiaries of the Company, including liabilities to depositors, liabilities to secured, general and trade creditors, and any other liabilities arising during the ordinary course of business or otherwise. The Notes also contain provisions with respect to redemption features and other matters.

The above summaries of the IPAA and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the IPAA and the Notes, attached as Exhibits 4.1 and 4.2, respectively, and incorporated by reference.

This does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The above referenced securities offered and sold by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Issuing and Paying Agency Agreement, dated November 17, 2014, between the Company and U.S. Bank National Association, as the issuing and paying agent
4.2	Form of Fixed-to-Floating Rate Subordinated Notes Due 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2014	INDEPENDENT BANK CORP.

	By:	/s/ Edward H. Seksay
Edward H. Seksay
General Counsel and Secretary